UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2006

VitalStream Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10013	87-0429944
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation or organization)	File Number)

One Jenner, Suite 100
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(949) 743-2000

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2006, VitalStream Holdings, Inc. (the “Company”) entered into, and closed the transactions contemplated by, a Purchase Agreement (the "Purchase Agreement") with Lagniappe Capital LLC; Columbia Acorn Fund; Winslow Hedge Fund, LLC; Jessie Smith Noyes Foundation; David M. Farrell Trust; Farell Distribution Corporation Pension Plan; Scenic Hudson, Inc.; Newlight Associates II, L.P.; Newlight Associates II (BVI), L.P.; Newlight Associates II-E, L.P.; Husic Capital Management ,L.P.; Stevens Investments Management; Walden VC II, L.P.; Zeisler/Bailey Family Trust dated May 14, 1998; William McDonagh; Jay Tyler; Frank D. Gerber Trust; Ravi Chiruvolu; Schottenfeld Qualifed Associates, L.P.; Crosslink Ventures IV, L.P.; Crosslink Omega Ventures IV GmbH & Co. KG; Offshore Crosslink Omega Ventures IV (Cayman Islands Unit Trust); Omega Bayview IV, LLC; Crosslink Crossover Fund IV, L.P.; and Eleven Rings Opportunity Fund, L.P. (the “Investors”). Pursuant to the Purchase Agreement, the Company issued to the Investors an aggregate of 10,769,230 shares of common stock of the Company for an aggregate purchase price of $14,000,000 (or $1.30 per share). Immediately following the closing of the transaction contemplated by the Purchase Agreement, there were outstanding an aggregate of 83,854,939 shares of common stock of the Company. In addition, there were outstanding 484,278 warrants to purchase common stock and 10,432,067 options to purchase common stock.

In connection with the Purchase Agreement, the Company and the Investors also executed a Registration Rights Agreement dated as of the same date (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file a registration statement registering the re-sale of the common stock issued under the Purchase Agreement. The Registration Rights Agreement requires that the Company file such registration statement by March 31, 2006 and cause it to be effective by June 15, 2006. If the Company does not file the registration statement, or cause it to be effective, by the applicable deadline, the Registration Rights Agreement requires that the Company pay to the Investors, as liquidated damages, an amount equal to 1.0% of their aggregate purchase price for each 30-day period (or pro rata for any portion thereof) that the registration has not been filed, or is not effective, following the applicable deadline. The Registration Rights Agreement also includes customary provisions related to indemnification of the Investors and continued effectiveness of the registration statement.

The descriptions of the Purchase Agreement and Registration Rights Agreement set forth above are summary in nature and omit certain detailed terms set forth in the underlying documents. The summaries set forth above are qualified by the terms and conditions of the definitive documents, which the Company plans to file as exhibits to its annual report on Form 10-K for the fiscal year ended December 31, 2005, to be filed with the Securities and Exchange Commission on or before March 31, 2006.

Item 3.02 Unregistered Sales of Equity Securities.

Securities Sold. Pursuant to the Purchase Agreement, the Company sold 10,769,230 shares of its common stock, par value $0.001 per share.

Consideration. The purchase price for the common stock was $1.30 per share, for an aggregate offering price of $14,000,000.

Exemption From Registration Claimed. The common stock issued pursuant to the Purchase Agreement was issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), based upon the following: (a) the Investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the Investors were provided with certain disclosure materials and all other information requested with respect to the Company; (d) the investors acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VitalStream Holdings, Inc.

Dated: February 9, 2006	By:	/s/ Philip N. Kaplan

Philip N. Kaplan President & Chief Operating Officer